EXHIBIT 1.2

                        FORM OF SELLING DEALER aGREEMENT

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              150,000 SHARES OF LIMITED LIABILITY COMPANY INTERESTS
                                       of
                            ICON INCOME FUND TEN, LLC
                     (a Delaware limited liability company)

                            SELLING DEALER AGREEMENT

                                                          ________________, 2003

(Selling Dealer Name
 and Address)

Ladies and Gentlemen:

      Reference is made to the enclosed prospectus, as amended at the time the related registration statement becomes effective (the "Prospectus") relating to the offering (the "Offering") by ICON Income Fund Ten, LLC, a Delaware limited liability company (the "Company"), of limited liability company interests in shares of $1,000 each (the "Shares"). The Shares and the terms upon which they are offered are more fully described in the Prospectus, which is dated as of the date (the "Effective Date") on which the Securities and Exchange Commission ("SEC") declared the registration statement (the "Registration Statement") for the Offering to be effective.

      Pursuant  to  the  authority   granted  to  ICON  Securities   Corp.  (the
"Dealer-Manager") by the Company in the dealer-manager agreement (the "Dealer-Manager Agreement"), we have selected your firm, and you are agreeing, to act as a selling dealer (a "Selling Dealer") in accordance with the terms of this Agreement. In particular, by executing this Agreement you (1) represent to us and the Company that your firm is now, and will at all times during which this Agreement is effective remain, (a) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), (b) duly qualified under the securities and other applicable laws of each jurisdiction checked off on Exhibit A to this Agreement (as such shall be immediately amended by you, as necessary, to reflect any changes therein (i.e., additions thereto, or subtractions therefrom, of states)) and (c) will offer Shares, directly and through your registered representatives only to the residents of the states so designated and (2) agree to offer to sell, on a best efforts basis, Shares (a) directly to the general public, (b) in an aggregate amount not exceeding the total maximum offering of 150,000 Shares and (c) to investors who satisfy the suitability standards set forth in the Prospectus and as determined by your firm in accordance with the NASD's Conduct Rules as in effect during the Offering Period (as defined below). All of such subscriptions, which shall be in the form of Exhibit C to the Prospectus (the "Subscription Agreement"), are subject to acceptance by the Company and may be rejected in the sole discretion of ICON Capital Corp., in its capacity as manager of the Company (the "Manager") including, without limitation, for the lack of necessary data or signatures on such Subscription Agreements.

      In general, the "Offering Period" for the sale of Shares commenced on the date of the Prospectus (which is also the Effective Date) and will terminate on the second anniversary thereof unless (1) the maximum offering is completed earlier (e.g., through the sale of all 150,000 Shares) or (2) terminated earlier (with notice to you and the other Selling Dealers) at the election of the


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Manager,  in its sole discretion (the  "Termination  Date").  In addition to the foregoing general rules, each state must also authorize the sale of Shares to its residents (which state effective dates will be either the Effective Date or as otherwise may be set forth on a "Blue-Sky Survey" issued, or to be issued from time to time after the Effective Date, by the general counsel of the Dealer-Manager). Finally, most states authorize the offering of Shares to their residents for a maximum of 12 months before requiring the re-registration under their respective securities laws (and consequently, if you have not received an updated "Blue-Sky Survey" or Prospectus prior to the first anniversary of the Effective Date, should request such updated materials to confirm the continued qualification of the Offering in states in which you propose to offer Shares for sale beyond the initial 12 month portion of the Offering Period).

      Each date on which any investor is admitted to the Company (and thereby becoming a "Member") is hereinafter called a "Closing Date".

      Once executed by all parties, this Agreement will become effective only upon your receipt of notification (in the form of the initial "Blue-Sky Survey") confirming that (1) the Registration Statement with respect to the Shares has become effective under the Securities Act of 1933, as amended (the "Act"), and
(2) Shares have been qualified for sale (or are exempt from such qualification requirements, if any) in at least one jurisdiction in which you have indicated in Exhibit A that you and those of your registered representatives who are employed for such purpose are duly qualified and in which your firm intends to offer to sell Shares.

      The Company will accept subscriptions for the Shares subject to the Company's right to terminate the Offering Period at any time without notice and to reject any subscription in whole or in part, in its sole discretion. The acceptance of subscriptions is further subject to the following terms and conditions:

      1. Appointment as Selling Dealer. We hereby authorize you to act as a Selling Dealer during the Offering Period and, on a "best efforts" (and not "firm underwriting") basis only, to offer Shares to potential investors which
(a) satisfy the investor suitability standards (i) set forth in the Prospectus as well as (ii) under applicable state laws and (iii) the NASD's Conduct Rules and (b) are acceptable to the Company (the "Eligible Investors"). As a Selling Dealer, you will act as an independent contractor and not as our agent or as agent for the Company in connection with your solicitation of subscriptions for Shares and will therefore be responsible for assuring that each investor satisfies all such requirements. You agree that you will not make representations or give information which is not contained in (x) the Prospectus or (y) supplemental sales literature which we have supplied to you for your use with the general public (as described in greater detail in Section 5 of this Agreement).

      2. Subscriptions for Shares. You shall (a) find Eligible Investors for the Shares, (b) keep records of the basis for each determination by a member of, or person associated with, your firm of an investor's suitability and (c) promptly forward each fully completed and executed copy of the Subscription Agreement, as signed by each investor and countersigned by a supervisory representative of your firm, together with the related subscription payment (in the form of a check made payable to "The Chase Manhattan Bank ICON Income Fund Ten, LLC Escrow Account" pending receipt and acceptance by the Manager of subscriptions for 5,000 Shares and thereafter in the form of a check made payable to "The Chase Manhattan Bank ICON Income Fund Ten, LLC Escrow Account" to:


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                             ICON Securities Corp.
                             100 Fifth Avenue, 10th Floor
                             New York, New York 10011

      Each Subscription Agreement and related subscription payment shall be forwarded by your firm to us at the foregoing address no later than noon of the next business day after receipt from your customer by any member of, or person associated with, your firm of such payment, unless such Subscription Agreement and payment are first forwarded to another of your offices for internal supervisory review (which shall take place within the aforementioned time period), in which event such other office shall complete its review and forward such Subscription Agreement and payment to the above address no later than noon of the next business day after its receipt thereof. (Notwithstanding the foregoing, any investor's check not properly completed as described above shall be promptly returned to such investor not later than the next business day following your receipt of such check). Each subscription so received by us as Dealer-Manager will be delivered by us by the end of the business day we receive same to the Manager for acceptance or rejection by it by the end of the next business day. Each such subscription payment received by us and accepted by the Manager will be transmitted, as soon as practicable, but in any event by the end of the second business day following our receipt thereof, to The Chase Manhattan Bank (the "Escrow Agent") for deposit in an interest-bearing bank account insured by the Federal Deposit Insurance Corporation which shall be an escrow account in the name of Escrow Agent pending the receipt of subscriptions for an aggregate of 5,000 Shares and thereafter will be deposited in a segregated subscription account maintained solely for such purpose by the Company. We will return directly to you any Subscription Agreement which is not accepted by the Manager together with the related, subscription payment within two business days of our receipt of same for your prompt return of same to your customer. Unless and until an event requiring a refund occurs, an investor will have no right to withdraw his subscription payment from escrow. The Manager has reserved the unconditional right to refuse to accept, in whole or in part, any subscription and related payment and to refuse to accept as an investor any person for any reason whatsoever or no reason.

      Unless subscriptions for at least 5,000 Shares are received and accepted by the Manager on or before the Termination Date, the Company will promptly refund all subscription payments received by it in full with interest earned thereon, if any, and without deduction, and the Offering shall thereupon terminate. Promptly after receiving and accepting subscriptions for 5,000 Shares the Manager will notify the Escrow Agent that Schedule A to the Company's operating agreement (the "Operating Agreement") has been amended to admit as Members investors (other than those who are residents of the Commonwealth of Pennsylvania, which requires that a minimum of 7,500 Shares must be sold before such residents' subscription payment may be released from escrow) for whom subscriptions have been accepted, and the Escrow Agent is to pay over promptly to the Company the amount of all of such investors' subscription payments then on deposit and shall distribute interest earned on each subscription payment to the investors entitled to interest earned on his subscription. The date on which such admission of Members shall occur is hereinafter called the "Initial Closing Date." Under regulations of the Commonwealth of Pennsylvania, until subscriptions for 5% (or $7,500,000) of the maximum offering have been received, the subscription payments of Pennsylvania residents must be held in escrow. After subscriptions for the


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residents of all jurisdictions  including  Pennsylvania have been received,  all remaining subscriptions then being held in escrow will be released from escrow upon the next Closing Date and the applicable investors will be admitted as Members. Following the Initial Closing Date, the Manager will continue to accept subscriptions for additional Shares during the remainder of the Offering Period and to admit as Members investors whose subscriptions are accepted. Such admissions will take place from time to time as shall be determined by the Manager, with the anticipation that Closing Dates subsequent to the Initial Closing Date will occur as frequently as daily but not less frequently than twice each month following the Initial Closing Date and promptly following the end of the Offering Period.

      The Company, by its acceptance of this Agreement, agrees to pay you an amount equal to 8.0% of the total purchase price of all Shares sold through your efforts (the "Sales Commissions"), except for Share sales to (a) officers, employees and securities representatives of the Manager, its affiliates and each Selling Dealer (the "Affiliated Members"), and (b) investors by registered investment advisers affiliated with you (who do not charge a commission in connection with an investment) who may purchase Shares for a net price of $920.00 per Share and as to which no Sales Commissions are payable. Purchases of Shares by Affiliated Members shall be for investment purposes only and not with a view toward resale.

      All such compensation will be paid by the Company within 30 days after each Closing Date in respect of subscriptions submitted by investors who were admitted to the Company on such Closing Date. In addition, you will be entitled to reimbursement, on a fully accountable basis, for bona fide due diligence fees and expenses actually incurred by your firm in an amount not exceeding the lesser of (a) 1/2 of 1% of the gross offering proceeds or (b) the maximum amount permitted to be paid under the NASD's Rules of Fair Practice (the "NASD Rules"). Notwithstanding the foregoing, no compensation will be paid in respect of subscriptions (or portions thereof) which have been rejected by the Company, or in the event the minimum offering for 5,000 Shares is not successfully completed.

      Prior to the time when subscriptions for 7,500 Shares have been received, we may from time to time advance to you from our own funds an amount equal to the Sales Commissions (computed as above). Any such advances shall be payable only with respect to bona fide subscription transactions (as referenced in NASD Conduct Rule 2810, Section (b)(4)(B)(iii)) for subscriptions for Shares accepted by the Manager as of date any such advance is made. Sales Commissions with respect to Shares actually sold by you or your registered representatives will be due and payable to you within 30 days of each Closing Date on which the investors for such Shares are admitted as Members. To the extent that any such commissions are advanced to you (pursuant to the preceding sentences of this paragraph) prior to the Closing Date when they actually are due and payable to you, such advances shall be returnable by you to us, in the event that, for any reason, the applicable investors are not admitted to the Company as Members on a Closing Date. You also agree that advances are repayable by you to us, and that the Company is authorized as your agent to pay us (as an offset to your Sales Commissions on such sales) upon the Closing applicable thereto.

      3. Termination of Agreement. The provisions of this Agreement relating to the Offering shall terminate as to the Company upon the completion of the Offering Period, and may be terminated by you or us as specified in Section 10 of this Agreement, subject to the


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survival of all provisions  hereof which by their nature are intended to survive termination of this Agreement.

      4. Limitations on Payments. You agree that neither you nor any salesperson under your control shall directly or indirectly pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Shares; provided, however, that this provision shall not prohibit the normal sales commission payable to any properly licensed person for selling Shares. In addition, you agree not to receive any rebates or give-up or participate in any reciprocal business arrangements (other than the securities distribution arrangements specified in the Prospectus) which would violate any restriction on the Company contained in the Prospectus.

      5. Supplementary Sales Material. You agree that you will not use any supplementary sales material other than the Prospectus (including, inter alia, transmittal letters, underwriting memoranda, summary descriptions, graphics, supplemental exhibits, media advertising, charts, pictures, written scripts or outlines), whether prepared to solicit sales to prospective investors or for the exclusive use of you and your personnel, except as supplied by the Company and described under the caption "Supplemental Sales Literature" in the Prospectus, or otherwise specifically described in a written advice from the Company authorizing the type and manner of use. The use of any such other supplementary sales material is expressly prohibited except to the extent specified in any such written advice.

      6. Right To Sell. Notwithstanding any information furnished or any action taken by us in that connection, we shall have no obligation or liability with respect to the registration or qualification of the Shares in any jurisdiction or the qualification or right of you or any Selling Dealer to sell or advertise them therein.

      7. Limited Obligations. Nothing herein contained shall constitute the Selling Dealers as a partnership, association or other separate entity or partners with us, or with each other, but you shall be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability to you, except for obligations expressly assumed in this Agreement and any liabilities under the Act, and no other obligations on our part shall be implied hereby or inferred herefrom.

            (a) We will indemnify and hold you harmless in the manner and to the extent specified in Section 6.3 of the Company's Operating Agreement (the terms of which are incorporated by reference) against any losses, claims, damages or liability, joint or several to which you may become subject under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus, or amendment or supplement thereto relating to the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made not misleading; and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such


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      action or  claim;  provided,  however,  that we shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or an alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to us by you expressly for use therein, and further provided that we will not be liable in any case if it is determined that you were at fault in connection with any loss, claim, damage or liability.

            The indemnity agreement in this subsection (a) shall be in addition to any liability which we may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls you within the meaning of the Act.

            (b) You agree to indemnify us and the Company and hold us and the Company harmless against any losses, claims, damages or liabilities to which we or the Company may become subject, (i) under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus, or amendment or supplement to the Prospectus relating to the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they are made not misleading, that such untrue or alleged untrue statement or omission or alleged omission was made in any Registration Statement, Prospectus, or amendment or supplement to any Prospectus in reliance and in conformity with written information furnished to us by you for use therein or (ii) under the Act or otherwise, for any breach of the provisions of this Agreement; and to reimburse us or the Company for any legal or other expenses reasonably incurred by us or the Company in connection with investigating or defending any such action or claim. You agree to obtain and keep in force insurance in such amounts and types as is customary and reasonable in order to satisfy any indemnification obligations arising under this subsection (b).

            The indemnity  agreement in the  subsection (b) shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the undersigned, and to each person, if any, who controls the undersigned within the meaning of the Act.

            (c) Promptly after receipt by an indemnified  party under subsection
      (a) or (b) above of notice of the commencement of any action, if a claim in respect thereof is to be made against the indemnifying party under such subsection, such indemnified party shall notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to jointly participate with any other indemnifying party, similarly notified, in the defense thereof with the


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      indemnified  party.  The  indemnifying  party shall pay all legal fees and expenses  of the  indemnified  party  in the  defense  of such  claims  or actions, provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against one or more than one indemnified party. In the case such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall be obliged only to reimburse the expenses and fees of the one law firm which has been selected by a majority of the indemnified parties against which such action is brought finally and in the event the majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursed by the indemnifying party, then payments shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of the services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. Notwithstanding anything contained herein to the contrary, an indemnified party may not settle or compromise any action brought against
      such   indemnified   party  without  the  prior  written  consent  of  the
      indemnifying party.

            (d) The provisions of this Section 7 shall remain in full force and effect after the termination of this Agreement.

            Notwithstanding the foregoing, no Selling Dealer shall be indemnified for any losses, liabilities or expenses arising from or out of any alleged violation of federal or state securities laws, unless (a) there shall have been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court shall have approved indemnification of litigation costs, or (b) such claims shall have been dismissed with prejudice on the merits, and indemnification of litigation costs shall have been approved, by a court of competent jurisdiction as to the particular indemnitee, or
      (c) a court of competent jurisdiction shall have approved a settlement of the claims against a particular indemnitee and found that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, any Selling Dealer seeking indemnification shall place before the court the position of the SEC, the Massachusetts Securities Division and other applicable state securities commissions with respect to the issue of indemnifications for securities law violations.

      8. Representations, Warranties and Covenants of Selling Dealer.

      You represent, warrant and covenant as of the date this Agreement is executed on behalf of your firm and as of the date any Subscription Agreement is forwarded to us, the Company or to the Manager as follows:

            (a) Qualification of Selling Dealer and its Representatives. You represent, warrant and covenant that you are, and during the Offering Period will continue to be, (i) a member in good standing of the NASD and
      (ii)  registered  as a  securities  broker-


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      dealer in those  jurisdictions  wherein members of, or persons  associated with, your firm will offer or sell the Shares. You also represent, warrant and covenant that, during the Offering Period, you will only permit members of, or persons associated with, your firm to offer or sell Shares
      if  such  persons  are  duly   registered   or  licensed  to  sell  direct
      participation program investments by, and in good standing with, the NASD and those jurisdictions wherein they will offer or sell Shares. You hereby certify that neither your firm nor any member of your firm has been subject to fine, a consent decree or suspension of your or their licenses within the last three (3) years, for violation of federal or state securities or regulations. You also hereby certify that you will promptly advise the Dealer-Manager of any civil or administrative proceedings during the Offering Period involving alleged violations of such laws or regulations.

            (b) Investor Suitability and Minimum Investment. You further represent, warrant and covenant that no member of, or person associated with your firm, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability and minimum investment requirements under the most restrictive of the following: (A) applicable provisions of the Prospectus, (B) the laws of the jurisdiction of which such investor is a resident, and (C) the NASD Rules and NASD Conduct Rule 2810, in particular. Specifically, you agree to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, each member of, or person associated with, your firm shall have reasonable grounds (as required by Section (b)(2)(B)(i) of NASD Conduct Rule 2810) to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period provided in such Rules) concerning his age, investment objectives, other investments, financial situation and needs, and any other information known to such member of, or person associated with, your firm, that (i) the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company; (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Shares in the amount proposed, including loss, and lack of liquidity of, of such investment; and (iii) an investment in Shares is suitable in type and amount for such investor. You further represent, warrant and covenant that you will: (x) require each member of, or person associated with your firm, to make diligent inquiry as to the suitability and appropriateness of an investment in Shares from each proposed investor, (y) retain in your records for a period equal to the longer of (A) six years from the date of the applicable sale of Shares or (B) five years from the end of the Offering Period (or such longer period as is provided in Section 9 hereof), and (z) make available to us and the Company, upon request, (and upon your firm's receipt of an appropriate document subpoena from one of the following, to representatives of the SEC, NASD and applicable state securities administrators) documents disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by your firm, whether such records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. You shall not purchase any Shares for a discretionary account without


                                  SDA - Page 8
      obtaining the prior written approval of your customer and his or her signature on a Subscription Agreement.

            (c) Due Diligence; Adequate Disclosure. By signing below and signing each Subscription Agreement, you hereby acknowledge (or reaffirm, in the latter case) that, prior to entering into this Agreement, your firm satisfied itself that it has reasonable grounds to believe, based on information and other relevant materials made available to you by the Company, that all material facts are adequately and accurately disclosed and provide a basis for evaluation of an investment in the Shares (as is provided in Sections (b)(3)(A), (B) and (C) of NASD Conduct Rule 2810). In determining the adequacy of the disclosed facts you shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the Company: (i) items of compensation;
      (ii) physical properties; (iii) tax aspects; (iv) financial stability and experience of the Manager; (v) the Company's conflicts and risk factors; and (vi) appraisals and other pertinent reports. You further acknowledge that you did not, and may not, rely upon the investigation conducted by us in our capacity as Dealer-Manager (because of our affiliation with the Manager) or by any other Selling Dealers, unless in the latter case all of the conditions set forth in Section (B)(3)(C) of NASD Conduct Rule 2810 have been met.

            (d) Compliance with the NASD Rules of Fair Practice. You also hereby agree that you will require each member of, or person associated with, your firm to inform any prospective purchaser of Shares, prior to his subscription for Shares, of all pertinent facts relating to the liquidity and marketability of an investment in Shares during the term of the investment (as provided in Section (B)(3)(D) of NASD Conduct Rule 2810). You also hereby agree to fully comply with all pertinent sections of the NASD Rules 2730, 2740 and 2750.

            (e) Delivery of the Prospectus in Connection with Sale of Shares. You hereby represent, covenant and agree that no representative of your firm shall sell, and your firm shall not endorse and forward any Subscription Agreement to signify the completion of a subscription for, any Shares unless, in connection therewith, the proposed purchaser of such Shares has received a current copy of the Prospectus at or prior to the time that such person has signed his Subscription Agreement. Your firm acknowledges and agrees that such proposed purchaser shall not be admitted to the Company and Shares issued until the later of (a) the next succeeding Closing Date or (b) five business days after the date such proposed purchaser received a copy of the Prospectus (which shall be determined by the Manager by the date on which such proposed purchaser signed the Subscription Agreement).

            (f) Compliance with SEC Rule 15c2-8 of the Securities Exchange Act of 1934, As Amended. You hereby (a) represent that neither you nor any person associated with your firm solicited customers' orders for Shares prior to the Effective Date; (b) represent and agree to take all reasonable steps to make available a copy of the final Prospectus relating to the Shares to each person associated with your firm who is expected, after the Effective Date, to solicit customers orders for Shares prior to the making of any such solicitation by such associated persons; and (c) agree that neither


                                  SDA - Page 9
      you, nor any person associated with your firm, will furnish Prospectuses to any person in any state (e.g. in any state (i) listed as not cleared on the "Blue-Sky Survey" of the Dealer-Manager or (ii) in which your firm or any person associated with your firm who solicits offers to buy or offers to sell Shares is not currently registered); provided, however, that this provisions is not to be construed to relieve you from complying with the requirements of Section 5(b)(1) and (2) of the Act. You hereby acknowledge that Prospectuses shall not be furnished by you or any person associated with your firm to any prospective investor while the Registration Statement is subject to an examination, proceeding, or stop order pursuant to Section 8 of the Act.

            (g) Compliance with Title III of PATRIOT Act. With respect to your customers or any customers solicited by persons associated with your firm that purchase Shares, you hereby represent and agree to comply with relevant provisions applicable to securities broker-dealers of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001) (the "PATRIOT Act"), as well as NASD Rule 3011 setting forth minimum standards for anti-money laundering programs of broker-dealers. Title III of the PATRIOT Act, 31 U.S.C. ss.ss. 5311, et seq., is referred to as the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the "Money Laundering Abatement Act"). Among other applicable requirements under the Money Laundering Abatement Act, you agree to comply with Section 312 regarding due diligence requirements, Section 313 regarding correspondent account prohibitions, Section 314 regarding financial institution cooperation,
      Section  319(b)  regarding  domestic and foreign bank records  production,
      Section 326 regarding customer identification standards, Section 352 regarding anti-money laundering compliance program components, and Section 356 regarding suspicious activity reporting requirements.

            (h) Compliance with Privacy Laws. You represent, warrant and covenant (a) to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 ("GLB Act"), (ii) the privacy standards and requirements of any other applicable Federal or state law, and (iii) your own internal privacy policies and procedures, each as may be amended from time to time; (b) to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB
      Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) to be responsible for determining which customers have opted out of the disclose of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the "List") to identify customers that have exercised their opt-out rights. In the event you use or disclosure nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, you will consult the List to determine whether the affected customer has exercised his or her opt-out rights. You understand that you are prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

      9. Record-Keeping and Disclosure. You further agree to keep such records with respect to each investor, his suitability and the amount of Shares sold and retain such records for such period of time as may be required by the SEC, any state securities commission, the NASD or by the Company. You agree to obtain and to forward to the Company any representation letters or related documents, if any, as are set forth in the Subscription Instructions in Exhibit C to the Prospectus.

      10. Notice of Termination. This Agreement may be terminated by you or by us by giving written, cable or telex notice 10 days in advance of your or our intention to terminate; provided, however, that any rights to receive commissions in respect of sales of Shares made prior to such termination and any rights to indemnification or contribution hereunder, and all representations, covenants and agreements contained in this Agreement which, by their terms, expire or will need to be performed after the termination date of this Agreement (including, but not limited to, the suitability record retention and disclosure covenants contained in Section 8(b) above), shall survive such termination.

      11. Governing Law. This Agreement is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State.


                                 SDA - Page 10

      Please acknowledge acceptance of the terms hereof by signing the two enclosed copies of this letter and returning the same to us, whereupon this letter and your acceptance hereof shall constitute a binding agreement between us as of the date first above written. We will then supply to you for your files one of such copies signed by the Dealer-Manager, the Company and the Manager.

                                    Dealer-Manager:

                                    ICON Securities Corp.

                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

                        Acceptance by the Selling Dealer

      The above Agreement is hereby accepted, approved and confirmed as of the date first above written. We certify that we have received a copy of the Prospectus and that we are, and during the Offering Period will continue to be, a member in good standing of the National Association of Securities Dealers, Inc. and registered as a securities broker-dealer in those jurisdictions wherein we or any member of, or person associated with, our firm will offer or sell Shares.

                                    Selling Dealer:

                                    ____________________________________________
                                    (Corporate or firm name)

                                    ____________________________________________
                                    (Taxpayer Identification Number)

                                    ____________________________________________
                                    (Address)

                                    ____________________________________________
                                    (Signature of authorized              Date
                                    officer or partner)


                                    (Printed name and title of person signing)

                                    (___) ______________________________________
                                    (Telephone Number)


                                 SDA - Page 11

                            Acceptance by the Company

ICON Income Fund Ten, LLC hereby accepts the above Agreement as of the date first above written. Company:

                                   ICON Income Fund Ten, LLC, a Delaware limited liability company

                                   By: ICON Capital Corp., its Manager

                                       By:
                                              ----------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------


                                    Manager:

                                    ICON Capital Corp.

                                    By:
                                       -----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------


                                 SDA - Page 12

                                    Exhibit A

      Jurisdictions in which Selling Dealer Certifies that it is Qualified

(__) Alabama                 (__) Kentucky                  (__) North Dakota
(__) Alaska                  (__) Louisiana                 (__) Ohio
(__) Arizona                 (__) Maine                     (__) Oklahoma
(__) Arkansas                (__) Maryland                  (__) Oregon
(__) California              (__) Massachusetts             (__) Pennsylvania
(__) Colorado                (__) Michigan                  (__) Puerto Rico
(__) Connecticut             (__) Minnesota                 (__) Rhode Island
(__) Delaware                (__) Mississippi               (__) South Carolina
(__) District of Columbia    (__) Missouri                  (__) South Dakota
(__) Florida                 (__) Montana                   (__) Tennessee
(__) Georgia                 (__) Nebraska                  (__) Texas
(__) Hawaii                  (__) Nevada                    (__) Utah
(__) Idaho                   (__) New Hampshire             (__) Vermont
(__) Illinois                (__) New Jersey                (__) Virginia
(__) Indiana                 (__) New Mexico                (__) Washington
(__) Iowa                    (__) New York                  (__) West Virginia
(__) Kansas                  (__) North Carolina            (__) Wisconsin
                                                            (__) Wyoming

                                             Selling Dealer:

                                             ________________________
                                             (Corporate or firm name)

                                             By: _______________________________

                                             Name: _____________________________

                                             Title _____________________________

                                             Date: _____________________________


                                 SDA - Page 13